                               POWER OF ATTORNEY

                                FORMS 3, 4 AND 5

I, Michael J. Nicholson, an officer of ANN INC. (the "Company"), do hereby appoint, Katherine Hargrove Ramundo, G. Christina Gray-Trefry and Udele Lin,
and each of them, as my true and lawful attorneys with the power to execute and file on my behalf and in my place and stead, as I myself could do if I were personally present, any Form 3, 4 or 5, any and all amendments thereto and any documents in connection therewith, required to be filed by me with the
Securities and Exchange Commission pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended, in connection with my ownership, either directly or indirectly, of securities of the Company, or any change therein.

This Power of Attorney shall remain in full force and effect for as long as I continue to be an officer of the Company or until earlier revoked by me in writing and shall not otherwise be affected by my subsequent disability or incompetence.

In witness whereof, I have signed this instrument this 8th day of March, 2013.

/s/ Michael J. Nicholson
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Michael J. Nicholson